Exhibit 10.2
FIRST AMENDMENT TO AMENDED AND
RESTATED EMPLOYMENT AGREEMENT
This First Amendment to Amended and Restated Employment Agreement (this “Amendment”) is made effective as of September 16, 2020 (the “Amendment Effective Date”), by and between Axcella Health Inc., a Delaware corporation (the “Company”), and Paul Fehlner, J..D., Ph.D. (the “Executive”).

WHEREAS, the Company and the Executive are parties to an Amended and Restated Employment Agreement dated as of December 19, 2018 (the “Employment Agreement”);

WHEREAS, the Company and the Executive wish to amend certain provisions of the Employment Agreement with respect to the Executive’s title, cash compensation and equity compensation opportunities; and

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.The first sentence of Section 1(b) of the Employment Agreement is hereby amended by replacing “Chief Intellectual Property Officer of the Company” with “Chief Legal Officer and Corporate Secretary of the Company.” The second sentence of Section 1(b) of the Employment Agreement is hereby deleted and replaced with the following: “The Executive shall devote his full working time and efforts to the business and affairs of the Company.”

2.Section 2(a) of the Employment Agreement is hereby amended by deleting the first sentence and replacing it with: “During the Term, the Executive’s annual base salary shall be paid at the rate of $370,000 per year.”

3.Section 2(e) of the Employment Agreement is hereby amended by adding the following to the beginning of Section 2(e):

“Subject to final approval by the Board or the Compensation Committee (i) effective with the Amendment Effective Date, the Company shall grant Executive an option to purchase 30,000 shares of the Company’s Common Stock, subject to the terms of and contingent upon Executive’s execution of an equity award agreement issued pursuant to and under the terms of the Axcella Health Inc. 2010 Stock Plan, as amended (the “Stock Plan”), which shall vest 25% on the first anniversary of the Effective Date and thereafter the remaining 75% of the Units shall vest quarterly over three (3) years thereafter following such 1st anniversary, for so long as the Executive is employed by or otherwise providing services to the Company.

The aforesaid shall be subject to the specific terms and conditions of the Stock Plan and the equity award agreement, and in the case of inconsistency between this Agreement and the Stock Plan, the provision in the Stock Plan shall govern; in the case of inconsistency between this Agreement and any equity award agreement, the provision in this Agreement shall govern unless waived in writing by the Executive.”

4.All other provisions of the Employment Agreement, including without limitation the Restrictive Covenants Agreement attached thereto as Exhibit A, shall remain in full force and effect according to their respective terms, and nothing contained herein shall be deemed a waiver of any right or abrogation of any obligation otherwise existing under the Employment Agreement except to the extent specifically provided for herein.

5.The validity, interpretation, construction and performance of this Amendment and the Employment Agreement, as amended herein, shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws principles of such Commonwealth. The parties hereby consent to the jurisdiction of the Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts.

6.This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

IN WITNESS WHEREOF, the parties have executed this Amendment effective on the Amendment Effective Date.

AXCELLA HEALTH INC.

By:	/s/ Andrew Suchoff
Name:	Andrew Suchoff
Title:	SVP, Chief People Officer

EXECUTIVE

/s/ Paul Fehlner
Paul Fehlner, J.D., Ph.D.